Exhibit 10.1

EXECUTION

FIFTH AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”), dated as of October 30, 2015, is entered into by and among SANCHEZ ENERGY CORPORATION, a Delaware corporation (“Borrower”), each of SEP HOLDINGS III, LLC, a Delaware limited liability company (“SEP”), SN MARQUIS LLC, a Delaware limited liability company (“SN Marquis”), SN COTULLA ASSETS, LLC, a Texas limited liability company (“SN Cotulla”), SN OPERATING, LLC, a Texas limited liability company (“SN Operating”), SN TMS, LLC, a Delaware limited liability company (“SN TMS”), and SN CATARINA, LLC, a Delaware limited liability company (“SN Catarina; together with SEP, SN Marquis, SN Cotulla, SN Operating and SN TMS collectively, the “Guarantors” and each, a “Guarantor”), the Required Lenders party hereto, and ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as Issuing Bank.

RECITALS

A.                                    The Borrower, the Guarantors, the Lenders, RBC, as Issuing Bank, and the Administrative Agent previously entered into that certain Second Amended and Restated Credit Agreement dated as of June 30, 2014 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 9, 2014, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of March 31, 2015, that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of July 20, 2015, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of September 29, 2015 and as it may be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”) and certain other Loan Documents (as defined in the Credit Agreement) in connection therewith.

B.                                    The Borrower has requested that the Administrative Agent, RBC, as Issuing Bank, and the Lenders amend the Credit Agreement as set forth herein. The Administrative Agent, RBC, as Issuing Bank, and the Required Lenders are willing to amend the Credit Agreement on the terms and conditions contained in this Fifth Amendment.

C.                                    The Borrower (i) has entered into certain leases that may have caused or could cause it to be in breach of its covenant in Section 9.07 of the Credit Agreement, (ii) has not been providing fourth quarter financial statements within 45 days after the end of such fiscal quarter, which failure so to provide fourth quarter financial statements may have caused it to be in breach of its covenant in Section 8.01(b) of the Credit Agreement and (iii) has not provided certain loss payable clauses or provisions and endorsements with respect to certain property insurance maintained by the Loan Parties, which failure to provide such loss payable clauses or provisions and endorsements may have caused the Borrower to be in breach of its covenants in the last sentence of Section 8.07 of the Credit Agreement and the Borrower has requested, and the Required Lenders are willing to grant on the terms and conditions contained in this Fifth

Amendment, a waiver (effective as of the date such leases were entered into and effective for all prior periods in the case of failure to deliver such financial statements and insurance policy loss payable clauses or provisions and endorsements) of any Default or Event of Default arising out of the Borrower entering into such leases, failing to provide such fourth quarter financial statements within 45 days after the end of such fiscal quarter and failing to provide such insurance policy loss payable clauses or provisions and endorsements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Fifth Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Borrower, the Guarantors, the Required Lenders, RBC, as the Issuing Bank and the Administrative Agent agree as follows:

1.                                      Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.                                      Specific Amendments to Credit Agreement.      The Credit Agreement is hereby amended as follows:

(i)                                     The following defined terms are hereby added to Section 1.02 of the Credit Agreement in the proper alphabetical order:

“Eagle Ford Midstream Gathering JV” means Carnero Gathering, LLC, which entity is initially owned, directly or indirectly, 50% by the Eagle Ford Midstream JV Sanchez Party and 50% by the Eagle Ford Midstream JV Counterparty.

“Eagle Ford Midstream Processing JV” means Carnero Processing, LLC, which entity is initially owned, directly or indirectly, 50% by the Eagle Ford Midstream JV Sanchez Party and 50% by the Eagle Ford Midstream JV Counterparty.

“Eagle Ford Midstream Gathering JV LLC Agreement” means the limited liability company agreement of the Eagle Ford Midstream  Gathering JV, the terms of which limited liability company agreement are acceptable to the Administrative Agent, as confirmed by the Administrative Agent when such agreement was entered into.

“Eagle Ford Midstream Processing JV LLC Agreement” means the limited liability company agreement of the Eagle Ford Midstream Processing JV, the terms of which limited liability company agreement are acceptable to the Administrative Agent, as confirmed by the Administrative Agent when such agreement was entered into.

“Eagle Ford Midstream Gathering JV Transaction Guaranty” means the guaranty made by Borrower in favor of the Eagle Ford Midstream Gathering JV

Fifth Amendment to Sanchez

Second Amended and Restated Credit Agreement

2

in respect of the obligations of the Eagle Ford Midstream JV Sanchez Party under the Eagle Ford Midstream Gathering JV LLC Agreement, which guaranty is acceptable to Administrative Agent, as confirmed by the Administrative Agent in writing when such guaranty was entered into, and in any event includes a maximum aggregate liability of Borrower of $33,376,575.

“Eagle Ford Midstream Processing JV Transaction Guaranty” means the guaranty made by Borrower in favor of the Eagle Ford Midstream Processing JV in respect of the obligations of the Eagle Ford Midstream JV Sanchez Party under the Eagle Ford Midstream Processing JV LLC Agreement, which guaranty is acceptable to Administrative Agent, as confirmed by the Administrative Agent in writing when such guaranty is or was entered into, and in any event includes a maximum aggregate liability of Borrower of $80,000,000.

“Fifth Amendment” means that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated the Fifth Amendment Effective Date among the Borrower, the Guarantors, the Required Lenders, RBC, as Issuing Bank, and the Administrative Agent.

“Fifth Amendment Effective Date” means October 30, 2015.

(ii)                                  The defined term “Agreement” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Agreement” means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and as the same may from time to time be amended, modified, supplemented or restated.

(iii)                               The defined term “Eagle Ford Midstream JV” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV” means either the Eagle Ford Midstream Gathering JV or the Eagle Ford Midstream Processing JV and “Eagle Ford Midstream JVs” means the collective reference to both such Persons.

(iv)                              The defined term “Eagle Ford Midstream JV Counterparty” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV Counterparty” means TPL South Texas Processing Company LP, a Texas limited partnership.

(v)                                 The defined term “Eagle Ford Midstream JV Sanchez Party” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV Sanchez Party” means SN Midstream.

3

(vi)                              The defined term “ Eagle Ford Midstream JV Transaction” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV Transaction” collectively means (a) the acquisition by SN Catarina of the Bee County Gas Processing Property, (b) direct or indirect Investments by any Loan Party in the Eagle Ford Midstream JV Sanchez Party, any Unrestricted Subsidiary parent entity thereof, and/or the Eagle Ford Midstream JVs in an aggregate amount, without duplication, not to exceed $115,000,000, comprised of (i) cash contributions to the Eagle Ford Midstream JV Sanchez Party (including cash contributions made indirectly through the Eagle Ford Midstream JV Sanchez Party’s Unrestricted Subsidiary parent(s), if any), (ii)  Eagle Ford Midstream JV Transaction Additional Fees, (iii) net amounts paid pursuant to the Eagle Ford Midstream JV Transaction Netting Agreement to the extent not reimbursed pursuant to the Eagle Ford Midstream JV Transaction Reimbursement Agreement, (iv) amounts paid pursuant to the Eagle Ford Midstream Gathering JV Transaction Guaranty and amounts paid pursuant to the Eagle Ford Midstream  Processing JV Transaction Guaranty, in each case, to the extent not reimbursed pursuant to the Eagle Ford Midstream JV Transaction Reimbursement Agreement, (v) Letters of Credit issued to support obligations of the Eagle Ford Midstream JV Sanchez Party under or in connection with the Eagle Ford Midstream Gathering JV Transaction LLC Agreement and/or the Eagle Ford Midstream Processing JV Transaction LLC Agreement (less any amounts drawn under any thereof and reimbursed pursuant to the Eagle Ford Midstream JV Transaction Reimbursement Agreement) and (vi) amounts realized upon the enforcement, if any, of the Eagle Ford Midstream JV Transaction Pledge Agreement, (c) any Loan Party entering into and performing its obligations under the Eagle Ford Midstream Gathering JV Transaction Guaranty, the Eagle Ford Midstream Processing JV Transaction Guaranty, the Eagle Ford Midstream JV Transaction Netting Agreement, the Eagle Ford Midstream JV Transaction Pledge Agreement, the Eagle Ford Midstream JV Transaction Agreements and the Eagle Ford Midstream JV Transaction Reimbursement Agreement, in the case of any such performance which constitutes a direct or indirect Investment by a Loan Party in the Eagle Ford Midstream JV Sanchez Party, any Unrestricted Subsidiary parent entity thereof, and/or either of the Eagle Ford Midstream JVs, to the extent described in clause (b) of this definition, (d) if SN Catarina so elects, the exchange of some or all of the Bee County Gas Processing Property for the Initial Eagle Ford Midstream Processing JV Units and SN Catarina becoming a party to the Eagle Ford Midstream Processing JV LLC Agreement in connection therewith and (e) the grant by SN Catarina of a security interest in the Bee County Gas Processing Property, the Bee County Gas Processing Property Ownership and Operating Agreement and in any Eagle Ford Midstream Processing JV Units and rights in the Eagle Ford Midstream Processing JV LLC Agreement so acquired, and certain related property and any proceeds thereof pursuant to the Eagle Ford Midstream JV Transaction Pledge Agreement and, in the case of any Eagle Ford Midstream Processing JV Units and rights in the Eagle Ford Midstream

4

Processing JV LLC Agreement so acquired, the Eagle Ford Midstream Processing JV LLC Agreement.  For the sake of clarity, the purchase price of the Bee County Gas Processing Property will count against the $115,000,000 amount in this definition but the value of so much of the Bee County Gas Processing Property as is exchanged for the Initial Eagle Ford Midstream Processing JV Units, and fees and other amounts paid by the Loan Parties under the Eagle Ford Midstream JV Transaction Agreements on arms’ length terms, as determined by the Borrower in good faith, shall not constitute Investments and shall not count against the $115,000,000 amount in this definition.

(vii)                           The defined term “Eagle Ford Midstream JV Transaction Netting Agreement” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV Transaction Netting Agreement” means the netting agreement between Borrower, SN Catarina, the Eagle Ford Midstream JV Sanchez Party (collectively for purposes of this definition, the “Sanchez Parties”) on the one hand and the Eagle Ford Midstream JV Counterparty on the other hand, which agreement is acceptable to Administrative Agent, as confirmed by the Administrative Agent in writing when such agreement was entered into and provides for the netting of amounts owed by the Sanchez Parties to the Eagle Ford Midstream JV Counterparty under certain of the Eagle Ford Midstream JV Transaction Agreements against amounts owed by the Eagle Ford Midstream JV Counterparty to the Sanchez Parties under certain of the Eagle Ford Midstream JV Transaction Agreements.

(viii)                        The defined term “Eagle Ford Midstream JV Transaction Pledge Agreement” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV Transaction Pledge Agreement” means the pledge agreement made by SN Catarina and the Eagle Ford Midstream JV Sanchez Party in favor of the Eagle Ford Midstream JV Counterparty, which pledge agreement is acceptable to Administrative Agent, as confirmed by the Administrative Agent in writing when such pledge agreement was entered into.

(ix)                              The defined term “Eagle Ford Midstream JV Transaction Reimbursement Agreement” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream JV Transaction Reimbursement Agreement” means the agreement, if any, among the Loan Parties a party to certain of the Eagle Ford Midstream JV Transaction Agreements and the Eagle Ford Midstream JV Sanchez Party providing for reimbursement by the relevant party of certain amounts due such Loan Party or the Eagle Ford Midstream JV Sanchez Party, as applicable, from the Eagle Ford Midstream JV Counterparty and set off against certain amounts owed to the Eagle Ford Midstream JV Counterparty by a Loan Party or the Eagle Ford Midstream JV Sanchez Party, as applicable, which

5

agreement is acceptable to Administrative Agent, as confirmed by the Administrative Agent in writing when such agreement is or was entered into.

(x)                                 The defined term “Eagle Ford Midstream JV Units” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Eagle Ford Midstream Processing JV Units” means the Initial Eagle Ford Midstream Processing JV Units and any Equity Interests constituting “proceeds” (within the meaning of such term under Section 9-102(64) of the UCC) thereof resulting from any unit split, reorganization, distribution or other similar entity event at the Eagle Ford Midstream Processing JV, including any Equity Interest constituting proceeds of any such proceeds.

(xi)                              The defined term “Initial Eagle Ford Midstream JV Units” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Initial Eagle Ford Midstream Processing JV Units” means Equity Interests in the Eagle Ford Midstream Processing JV in an amount equal to the lesser of (i) 2% of the issued and outstanding Equity Interests in the Eagle Ford Midstream Processing JV at the time of acquisition by a Loan Party thereof and (ii) such amount of the issued and outstanding Equity Interests in the Eagle Ford Midstream Processing JV at the time of acquisition by a Loan Party thereof as has a value of $5,000,000, as determined by the Borrower in good faith at such time. For the sake of clarity, SN Catarina may receive more than the foregoing amounts pursuant to the exchange contemplated by clause (d) of the definition of the Eagle Ford Midstream JV Transaction; provided that any excess over and above such amounts is distributed by SN Catarina substantially concurrently to Borrower and Borrower substantially concurrently after receipt of such excess amount contributes such excess amount to SN Midstream.

(xii)                           The defined term “Material Adverse Effect” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents, (c) the validity or enforceability of the Loan Documents or (d) the rights and remedies of or benefits available to the Administrative Agent, any Issuing Bank or any Lender under the Loan Documents; provided, that general market or industry conditions, which do not affect the Borrower in a disproportionately adverse manner, shall not constitute or be taken into account in determining whether there has been a Material Adverse Effect.

(xiii)                        The defined term “Synthetic Leases” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

6

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as obligations for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease; provided, however, that none of the transactions described in the definition of “Eagle Ford Midstream JV Transaction” will be deemed to constitute a Synthetic Lease.

(xiv)                       The following terms defined in Section 1.02 of the Credit Agreement are hereby deleted in their entirety:

“Eagle Ford Midstream JV LLC Agreement”

“Eagle Ford Midstream JV Transaction Guaranty”

(xv)                          The last sentence of Section 7.01 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“As of the Fifth Amendment Effective Date, Schedule 7.01 is an accurate corporate organizational chart of Borrower and its Subsidiaries and shows the ownership of all Equity Interests in such Persons.”

(xvi)                       Section 7.04(b) of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(b) Since the “as of” date of the financial statements of Borrower most recently delivered, or deemed delivered, pursuant to Section 8.01(a) or Section 8.01(b), (i) there has been no event, development or circumstance that has had or could be reasonably expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course of business consistent with past practices.”

(xvii)                    Section 7.05(a) of the Credit Agreement is hereby amended by inserting the phrase “or as notified to the Administrative Agent pursuant to Section 8.02” after “Except as set forth on Schedule 7.05”

(xviii)                 Section 7.05(b) of the Credit Agreement is hereby amended by inserting the phrase “, except as notified to the Administrative Agent pursuant to Section 8.02,” after “Since the date of this Agreement”.

(xix)                       The last sentence of Section 7.09 of the Credit Agreement is hereby amended by restating the phrase “No Tax Lien” to read “Except as notified to the Administrative Agent pursuant to Section 8.02, no Tax Lien”.

7

(xx)                          Section 7.14 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Section 7.14  Subsidiaries. Schedule 7.14 sets forth the name of, and the ownership interest of Borrower in, each Subsidiary of Borrower as of the Fifth Amendment Effective Date.  As of the Fifth Amendment Effective Date there are no Unrestricted Subsidiaries other than SN Midstream and SN Services.”

(xxi)                       Section 7.19 of the Credit Agreement is hereby amended by restating the phrase “Except for contracts listed and in effect on the date hereof” to read “Except for contracts listed and in effect on the Fifth Amendment Effective Date”.

(xxii)                    Section 7.20 of the Credit Agreement is hereby amended by restating the phrase “Schedule 7.20, as of date hereof, and after the date hereof,” to read “Schedule 7.20, as of the Fifth Amendment Effective Date, and after the Fifth Amendment Effective Date,”.

(xxiii)                 Clause (b) of Section 8.01 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(b)                           Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, its consolidated (and, if there are any Unrestricted Subsidiaries, consolidating) balance sheet as of the end of such fiscal quarter, setting forth in comparative form the figures for the end of the previous fiscal year, and related statements of (i) operations for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year, (ii) stockholders’ equity as of the end of such fiscal quarter and the end of the previous fiscal year, together with changes thereto in the then elapsed portion of the fiscal year and (iii) cash flows for the then elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year, in each case, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.”

(xxiv)                The following paragraph is added as an unlettered paragraph at the end of Section 8.01 of the Credit Agreement:

“To the extent any documents which are required to be delivered pursuant to Section 8.01 are included in materials otherwise filed with the SEC, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the following website address:

8

www.sanchezenergycorp.com; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests in writing that Borrower deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Notwithstanding anything contained herein, in every instance Borrower shall be required to provide portable document format (.pdf) or other electronic communication copies of the compliance certificates required by Section 8.01(c) to the Administrative Agent.  Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.”

(xxv)                   The last sentence of Section 8.07 of the Credit Agreement is hereby deleted and the following substituted therefor:

“The loss payable clauses or provisions in the Borrower’s building and personal property insurance policy or policies, including but not limited to the Borrower’s building and personal property policy #BD-CJP-579 issued by Underwriters at Lloyd’s, or any successor or replacement policy to it, insuring any of the Collateral for the Loans shall (no later than November 10, 2015, in the case of such policy #BD-CJP-579) be endorsed in favor of and made payable to the Administrative Agent as its interests may appear, and Borrower’s commercial general liability and excess liability policies currently in effect and any successor or replacement policies shall name the Administrative Agent and the Lenders as “additional insureds” on a primary and non-contributory basis and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.  For the sake of clarity, (i) no Loan Party shall be required to have endorsed in favor of the Administrative Agent, or have the Administrative Agent or the Lenders named as “additional insureds” on any business interruption, commercial auto, control of well, D&O or employee practices liability policy and (ii) it is understood and agreed that the endorsement of such policy #BD-CJP-579 in favor of and payable to the Administrative Agent as its interest may appear shall be limited to the portion thereof with respect to the assets in the Barnhart and Cotulla area and shall not extend to any assets that have been transferred by the Borrower or relevant Subsidiary to SPP.”

(xxvi)                The last two sentences of Section 8.11(d) of the Credit Agreement are hereby amended by restating the phrase “Third Amendment Effective Date” to read “Fifth Amendment Effective Date” and by restating the phrase “Eagle Ford Midstream JV Units” to read “Eagle Ford Midstream Processing JV Units”.

(xxvii)             Section 9.02(d) of the Credit Agreement is hereby amended by restating clause (iv) thereof to read as follows:

9

“(iv) obligations under the Eagle Ford Midstream Gathering JV Transaction Guaranty, the Eagle Ford Midstream Processing JV Transaction Guaranty, the Eagle Ford Midstream JV Transaction Netting Agreement, the Eagle Ford Midstream JV Transaction Pledge Agreement (including the security interests thereunder), the Eagle Ford Midstream JV Transaction Reimbursement Agreement and, if SN Catarina becomes a party to the Eagle Ford Midstream Processing JV LLC Agreement as contemplated by clause (d) of the definition of Eagle Ford Midstream JV Transaction, the Eagle Ford Midstream Processing JV LLC Agreement;”.

(xxviii)          Section 9.03(b) of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(b)                           Liens arising under the Eagle Ford Midstream JV Transaction Pledge Agreement, Liens arising under the Eagle Ford Midstream Processing JV LLC Agreement (if SN Catarina becomes a party thereto as contemplated by clause (d) of the definition of Eagle Ford Midstream JV Transaction) and Excepted Liens;”

(xxix)                Section 9.05(m) of the Credit Agreement is hereby amended by deleting the phrase “Catarina Midstream,”.

(xxx)                   Section 9.05(q) of the Credit Agreement is hereby amended by restating the phrase “Eagle Ford Midstream JV Units” to read “Eagle Ford Midstream Processing JV Units”.

(xxxi)                Section 9.07 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Section 9.07                      Limitation on Leases.  Except for those leases described in Schedule 9.07 and such other leases to which the Administrative Agent has consented in writing, the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower and the Restricted Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve (12) consecutive calendar months during the life of such leases.”

(xxxii)             Clause (ii) of the preamble to Section 9.11 of the Credit Agreement is hereby amended by restating the phrase “Eagle Ford Midstream JV Units” to read “Eagle Ford Midstream Processing JV Units”.

(xxxiii)          Clauses (a) and (b) of Section 9.20 of the Credit Agreement are hereby deleted and the following are substituted therefor:

10

“(a) The Borrower and each of the Guarantors shall not, and shall not permit any Restricted Subsidiary to, engage in any business or activity other than (i) the business of the exploration for, and development, acquisition, and the production of, Hydrocarbons produced from its Oil and Gas Properties; (ii) the business of marketing, processing, treating, gathering, and upstream transportation of such Hydrocarbons produced by the Borrower and its Subsidiaries; (iii) developing raw land acquired or leased by the Borrower or its Subsidiaries in conjunction with the activities described in clause (i) or (ii) above, and remediating such land for resale; (iv) the business of providing services to support any of the Borrower’s or its Subsidiaries’ activities described in clause (i), (ii) or (iii) above; and (v) making and owning Investments as permitted under Section 9.05, including Investments in Persons that are in the business of marketing, processing, treating, gathering or transporting Hydrocarbons without limitation as to who produced such Hydrocarbons. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to engage in any activity or business, or acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties or businesses, in any event, which are not located within the geographical boundaries of the U.S. or the offshore area in the Gulf of Mexico over which the U.S. asserts jurisdiction.  The Borrower shall not permit any Unrestricted Subsidiary to engage in any business or activity other than the oil and gas industry and businesses and activities ancillary thereto or in furtherance thereof. Without limitation of the preceding sentence, (i) SN Services may own and operate aircraft, (ii) any Unrestricted Subsidiary may engage in the business of marketing, processing, treating, gathering, and transporting Hydrocarbons without limitation as to who produced such Hydrocarbons, and (iii) any Unrestricted Subsidiary may make direct or indirect investments in Oil and Gas Properties and other assets used or useful in the conduct of the oil and gas business and Persons in the oil and gas industry (including acquisitions of Debt of and Equity Interests in other Persons in the oil and gas industry), including Oil and Gas Properties and other assets and Persons which are not located within the geographical boundaries of the U.S. or the offshore area in the Gulf of Mexico over which the U.S. asserts jurisdiction.

(b) The Borrower and each of the Guarantors shall not, and shall not permit any Restricted Subsidiary to, alter, amend or modify in any manner materially adverse to the Lenders any of its organizational documents. In any event, the Borrower shall not permit any of its Restricted Subsidiaries to (i) if such Subsidiary is a limited liability company, amend its limited liability company agreement to “opt in” to “security” status in accordance with Section 8.103 of the UCC or (ii) evidence its Equity Interests with a certificate without, in each case, the prior consent of the Administrative Agent.”

(xxxiv)         Clause (i) of the second sentence of Section 11.09 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(i) until such time as the security interests in the right, title and interest of SN Catarina in the Bee County Gas Processing Property, the Bee County Gas Processing Property Ownership and Operating Agreement, the Eagle Ford Midstream Processing JV Units and the Eagle Ford Midstream Processing JV

11

LLC Agreement and any proceeds of any thereof are released in accordance with the Eagle Ford Midstream JV Transaction Pledge Agreement and the Eagle Ford Midstream Processing JV LLC Agreement, none of such right, title and interest shall be subject to any security interest or other Lien to secure the Obligations and”.

(xxxv)            Section 12.01(a)(i)  of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(i)  if to the Borrower, to it at Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention: Alfredo Gutierrez (Telecopy No. (713) 756-2784), with a copy to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, Attention: David Elder (Telecopy No. (713) 236-0822);”.

(xxxvi)         A new Exhibit D of the Credit Agreement, “Form of Compliance Certificate” in the form attached as Exhibit D to this Fifth Amendment is hereby added to the Credit Agreement in substitution for the prior Exhibit D.

(xxxvii)      A new Schedule 7.01 to the Credit Agreement, “Corporate Organizational Chart” in the form attached as Schedule 7.01 to this Fifth Amendment is hereby added to the Credit Agreement in substitution for the prior Schedule 7.01.

(xxxviii)   A new Schedule 7.14 to the Credit Agreement, “Subsidiaries” in the form attached as Schedule 7.14 to this Fifth Amendment is hereby added to the Credit Agreement in substitution for the prior Schedule 7.14.

(xxxix)         A new Schedule 7.19 to the Credit Agreement, “Marketing Contracts” in the form attached as Schedule 7.19 to this Fifth Amendment is hereby added to the Credit Agreement in substitution for the prior Schedule 7.19.

(xl)                              A new Schedule 7.20 to the Credit Agreement, “Swap Agreements” in the form attached as Schedule 7.20 to this Fifth Amendment is hereby added to the Credit Agreement in substitution for the prior Schedule 7.20.

(xli)                           A new Schedule 9.07 to the Credit Agreement, “Leases” in the form attached as Schedule 9.07 to this Fifth Amendment is hereby added to the Credit Agreement.

3.                                      Waiver.

(a)                                 To the extent that the Borrower entering into or performing its obligations under the leases set forth on Schedule 9.07 to this Fifth Amendment constituted a breach of Section 9.07 of the Credit Agreement on or prior to the date hereof, such breach and any Default or Event of Default arising out of such breach, including any Default or Event of Default arising out of any breach of Section 8.02(a) of the Credit Agreement or any misrepresentation or warranty as a result of either such breach, are hereby waived, effective as of the date of such breach, Default or Event of Default. For the sake of clarity, the foregoing waiver shall not constitute a

12

waiver of Section 9.07 of the Credit Agreement or any Default or Event of Default resulting from the breach thereof as to any lease other than the leases set forth on Schedule 9.07 or as to any breach of Section 9.07 of the Credit Agreement after the Fifth Amendment Effective Date.

(b)                                 To the extent that the failure of the Borrower to provide fourth quarter financial statements within 45 days after the end of such fiscal quarter has caused it to be in breach of its covenant in Section 8.01(b) of the Credit Agreement on or prior to the date hereof, such breach and any Default or Event of Default arising out of such breach, including any Default or Event of Default arising out of any breach of Section 8.02(a) of the Credit Agreement or any misrepresentation or warranty as a result of either such breach, are hereby waived, effective as of the date of such breach, Default or Event of Default. For the sake of clarity, the foregoing waiver shall not constitute a waiver of Section 8.01(b) of the Credit Agreement or any Default or Event of Default resulting from the breach thereof as to any other failure to observe or perform its obligations under Section 8.01(b) of the Credit Agreement or as to any breach of Section 8.01(b) of the Credit Agreement after the Fifth Amendment Effective Date.

(c)                                  To the extent that the failure of the Borrower to provide certain loss payable clauses or provisions and endorsements with respect to certain property insurance maintained by the Loan Parties have caused the Borrower to be in breach of its covenants in the last sentence of Section 8.07 of the Credit Agreement on or prior to the date hereof, such breach and any Default or Event of Default arising out of such breach, including any Default or Event of Default arising out of any breach of Section 8.02(a) of the Credit Agreement or any misrepresentation or warranty as a result of either such breach, are hereby waived, effective as of the date of such breach, Default or Event of Default. For the sake of clarity, the foregoing waiver shall not constitute a waiver of Section 8.07 of the Credit Agreement or any Default or Event of Default resulting from the breach thereof as to any other failure to observe or perform its obligations under Section 8.07 of the Credit Agreement or as to any breach of Section 8.07 of the Credit Agreement after the Fifth Amendment Effective Date

4.                                      Loan Parties’ Ratification. Subject to the conditions set out in Section 6, Borrower (and each Loan Party by its execution in the space provided below under “ACKNOWLEDGED for purposes of Sections 4 and 5”) hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party (other than the Guaranty which is specifically addressed in Section 5), and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party (other than the Guaranty which is specifically addressed in Section 5) are and shall continue to be in full force and effect. Nothing in this Fifth Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of any of the Lenders, any Issuing Bank or the Administrative Agent created by or contained in any of such documents nor is any Loan Party released from any covenant, warranty or obligation created by or contained herein or therein.  Each Loan Party (other than the Borrower) agrees that its execution and delivery of this Fifth Amendment does not indicate or establish an approval or consent requirement by any such Loan Party under the Credit Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents (other than any Loan Document to which such a Loan Party is a party).

13

5.                                      Guarantors’ Ratification. Each Guarantor by its execution in the space provided below under “ACKNOWLEDGED for purposes of Sections 4 and 5” hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of the Obligations, and its execution and delivery of this Fifth Amendment does not indicate or establish an approval or consent requirement by any Guarantor under the Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents (other than the Guaranty or any other Loan Document to which a Guarantor is a party).

6.                                      Conditions to Effectiveness of Fifth Amendment. This Fifth Amendment shall be effective upon the satisfaction, in the Administrative Agent’s sole discretion, of the following conditions precedent:

(i)                                     The Administrative Agent shall have executed, and shall have received from the Borrower, RBC, as Issuing Bank, and the Required Lenders duly executed signature pages to, this Fifth Amendment, and shall have received a duly executed acknowledgement of Sections 4 and 5 of this Fifth Amendment from each Guarantor; and

(ii)                                  the Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably request.

7.                                      No Implied Amendment, Waiver or Consent. This Fifth Amendment shall not constitute an amendment or waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or Required Lenders, as applicable, or an amendment or modification to any term of the Loan Documents except as expressly stated herein.

8.                                      Miscellaneous. This Fifth Amendment is a Loan Document. Except as affected by this Fifth  Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement, as amended by this Fifth Amendment, and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Fifth Amendment and any other amendments properly executed among the parties. Borrower agrees that all Loan Documents to which it is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Fifth Amendment or are amended in connection with this Fifth Amendment). AS A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO TO ENTER INTO THIS FIFTH AMENDMENT, BORROWER RELEASES THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE LENDERS AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, TRUSTEES, AGENTS AND ATTORNEYS FROM

14

ANY LIABILITY FOR ACTIONS OR FAILURES TO ACT IN CONNECTION WITH THE LOAN DOCUMENTS PRIOR TO THE FIFTH AMENDMENT EFFECTIVE DATE. NO COURSE OF DEALING BETWEEN BORROWER OR ANY OTHER PERSON, ON THE ONE HAND, AND THE ADMINISTRATIVE AGENT, ISSUING BANKS AND THE LENDERS, ON THE OTHER, WILL BE DEEMED TO HAVE ALTERED OR AMENDED THE CREDIT AGREEMENT OR AFFECTED BORROWER’S, THE ADMINISTRATIVE AGENT’S, THE ISSUING BANKS’ OR THE LENDERS’ RIGHT TO ENFORCE THE CREDIT AGREEMENT AS WRITTEN. This Fifth Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

9.                                      Form. Each agreement, document, instrument or other writing to be furnished to the Administrative Agent and/or the Lenders under any provision of this instrument must be in form and substance satisfactory to the Administrative Agent and its counsel.

10.                               Headings. The headings and captions used in this Fifth Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Fifth Amendment, the Credit Agreement, or the other Loan Documents.

11.                               Interpretation. Wherever possible each provision of this Fifth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fifth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fifth Amendment.

12.                               Multiple Counterparts. This Fifth Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. This Fifth Amendment may be transmitted and/or signed by facsimile, telecopy or electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, all Lenders, the Administrative Agent and the Issuing Banks. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

13.                               Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FIFTH AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Pages Follow]

15

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:	/s/ G. Gleeson Van Riet
G. Gleeson Van Riet
Senior Vice President – Chief Financial
Officer

ACKNOWLEDGED for the purposes stated in Sections 4 and 5:

GUARANTORS:

SEP HOLDINGS III, LLC,
a Delaware limited liability company

SN MARQUIS LLC,
a Delaware limited liability company

SN COTULLA ASSETS, LLC,
a Texas limited liability company

SN OPERATING, LLC,
a Texas limited liability company

SN TMS, LLC,
a Delaware limited liability company

SN CATARINA, LLC,
a Delaware limited liability company

By:	/s/ G. Gleeson Van Riet
G. Gleeson Van Riet
Senior Vice President – Chief Financial
Officer

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Yvonne Brazier
Name:	Yvonne Brazier
Title:	Manager, Agency

ISSUING BANK AND LENDER:

ROYAL BANK OF CANADA

By:	/s/ Evans Swann, Jr.
Name:	Evans Swann, Jr.
Title:	Authorized Signatory

LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
Name:	Warren Van Heyest
Title:	Authorized Signatory

COMPASS BANK

By:	/s/ Les Werme
Name:	Les Werme
Title:	Director

SUNTRUST BANK

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

ING CAPITAL LLC

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	AVP

IBERIABANK

By:	/s/ Stacy Goldstein
Name:	Stacy Goldstein
Title:	Senior Vice President

MUFG UNION BANK, N.A., f/k/a Union Bank,
N.A.

By:	/s/ Michael Dombroski
Name:	Michael Dombroski
Title:	Vice President

SOCIÉTÉ GENÉRALÉ

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Director

BMO HARRIS BANK, N.A.

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Mark Roche
Name:	Mark Roche
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ben J. Leonard
Name:	Ben J. Leonard
Title:	Vice President

COMERICA BANK

By:	/s/ Chad Stephenson
Name:	Chad Stephenson
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Justin Bellamy
Name:	Justin Bellamy
Title:	Director

EXHIBIT D

FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [            ] of SANCHEZ ENERGY CORPORATION, a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Second Amended and Restated Credit Agreement dated as of June 30, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrower, Royal Bank of Canada, as Administrative Agent and the lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified), to my knowledge after reasonable investigation:

(a)                                 The representations and warranties of the Borrower contained in ARTICLE VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary [and except to the extent attributable to [the breach[es] or non-compliance[s] described under clause (b) below][,][and][the event described in clause (c) below][and][the Default[s] or Event[s] of Default described in clause (d) below].

(b)                                 The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by the Borrower prior to or at the time of delivery hereof [or specify default and describe].

(c)                                  Since the “as of” date of the financial statements of Borrower most recently delivered, or deemed delivered, pursuant to Section 8.01(a) or Section 8.01(b) of the Agreement, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)                                 There exists no Default or Event of Default [or specify Default and describe].

(e)                                  Borrower has timely paid all royalties and complied with the terms of the HIL Lease, or caused SN Catarina (or any Affiliate successor thereto as lessee under the HIL Lease) to timely pay all royalties and comply with the terms of the HIL Lease [or describe any exception].

(f)                                   Attached hereto as Exhibit A are the detailed computations necessary to determine whether the Borrower is in compliance with Section 8.13(a) and Section 9.01 of the Agreement as of the end of the [fiscal quarter][fiscal year] ending [            ].

EXECUTED AND DELIVERED this [         ] day of [                        ], 20[   ].

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:
Name:
Title:

FINANCIAL COVENANT CALCULATION WORKSHEET

Summary of Financial Ratios
Section 9.01 Financial Covenants

In Compliance?
Current Ratio	min. 1.0 to 1.0
Senior Secured Leverage Ratio	max. 2.25 to 1.0

Current Ratio

Consolidated Current Assets (including unused Commitments to the extent that the Borrower is permitted to borrow such amount under the terms of the Agreement, but excluding non-cash assets under FAS 133)

$

Consolidated Current Liabilities (excluding outstanding Obligations to the extent included in consolidated current liabilities, non-cash obligations under FAS 133 and any accrual related to non-cash compensation arising from any grant of stock, stock options or other equity based awards)

		=	$

Senior Secured Leverage Ratio

Senior Secured Debt		=	$
Consolidated EBITDA			$

Section 8.13(a)
[Provide details of compliance/non-compliance]

Current Ratio
Section 9.01 Financial Covenants

Consolidated Current Assets	$
(+) Unused Commitments to the extent that the Borrower is permitted to borrow such amount under the terms of the Agreement	$
(-) Non-cash assets under FAS 133	$
Total Consolidated Current Assets	$

Consolidated Current Liabilities	$
(-) Outstanding Obligations to the extent included in consolidated current liabilities	$
(-)Non-cash obligations under FAS 133	$
(-) Accrual related to non-cash compensation arising from any grant of stock, stock options or other equity based awards	$
Total Consolidated Current Liabilities	$

Current Ratio is to 1.00.

Senior Secured Leverage Ratio

Section 9.01 Financial Covenants

Senior Secured Debt (without duplication) at end of	Q 201
Total Credit Exposure (outstanding principal amount of Loans plus aggregate LC Exposure)	$
(+) All secured obligations of Borrower and its Restricted Subsidiaries for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(+) All secured Capital Lease Obligations of Borrower and its Restricted Subsidiaries (excluding any office lease of the Borrower or any Restricted Subsidiary constituting a Capital Lease Obligation)	$
(+) All secured obligations of Borrower and its Restricted Subsidiaries under Synthetic Leases	$
(+) All secured Debt of others secured by a Lien on any Property of Borrower or any Restricted Subsidiary, whether or not such Debt is assumed by such Person	$
Total Senior Secured Debt

Consolidated EBITDA for [•] Quarters ended[•] /1[•]
Consolidated Net Income (the following to be added, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income)	$
(+) Consolidated Net Interest Expense	$
(+) Consolidated Income Tax Expense	$
(+) Consolidated depletion, depreciation and amortization expense of the Borrower and its Restricted Subsidiaries	$
(+) Other non-cash charges to the extent not included in the foregoing	$

(+) Fees and expenses expensed and paid in cash in connection with (1) the public offering of Borrower’s Equity Interests, (2) the 2012 Credit Agreement, (3) the 2013 Credit Agreement, (4) the Senior Unsecured Notes and (5) the Agreement, including any amendments to date

$
(+) Unrestricted Person Cash Dividends	$
(-) All-non-cash income to the extent included in determining Consolidated Net Income	$

Consolidated EBITDA for prior 4 quarters	$

Senior Secured Leverage Ratio is to 1.00.

SCHEDULE 7.01

CORPORATE ORGANIZATIONAL CHART

All of the membership interests in each of SEP Holdings III, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN Midstream, LLC, SN TMS, LLC, SN Services, LLC, and SN Catarina, LLC are owned by Sanchez Energy Corporation.

SCHEDULE 7.14

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Federal Taxpayer ID	Ownership Interest

SEP Holdings III, LLC	Delaware	45-3193696	100% Membership Interest held by Borrower

SN Marquis LLC	Delaware	45-3090102	100% Membership Interest held by Borrower

SN Cotulla Assets, LLC	Texas	45-3090102	100% Membership Interest held by Borrower

SN Operating, LLC	Texas	38-3902143	100% Membership Interest held by Borrower

SN Midstream, LLC	Delaware	45-3090102	100% Membership Interest held by Borrower

SN TMS, LLC	Delaware	45-3090102	100% Membership Interest held by Borrower

SN Catarina, LLC	Delaware	45-3090102	100% Membership Interest held by Borrower

SN Services, LLC	Delaware	45-3090102	100% Membership Interest held by Borrower

SCHEDULE 7.19

MARKETING CONTRACTS

Gathering and Processing Agreement between SWEPI LP and ETC Texas Pipeline, Ltd. effective October 1, 2012.

Gathering and Natural Gas Services Agreement between SWEPI LP and ETC Texas Pipeline, Ltd. effective December 1, 2010.

Gas Processing Agreement between SWEPI LP and ExxonMobil Gas & Power Marketing Co. effective February 28, 2011.

Gas Gathering and Processing Agreement between SWEPI LP and Frio LaSalle Pipeline, LP effective November 1, 2012.

Raw Make Purchase Agreement between SWEPI LP and Frio LaSalle Pipeline, LP effective October 15, 2012.

Gibson Energy Marketing-Trucking NGL Mix Agreement between SN and Gibson Energy Marketing, LLC effective August 1, 2014.

Gas Transmission Agreement-Humble 311 Interruptible Agreement between SWEPI LP and Humble Gas Pipeline Company effective March 1, 2011.

Gas Transmission Agreement-Humble 311 Intra Interruptible Agreement between SWEPI LP and Humble Gas Pipeline Company effective March 1, 2011.

Gas Services Agreement between SWEPI LP and Kinder Morgan (Eagle Ford Gathering LLC) effective November 1, 2011.

Oil Gathering Agreement between SWEPI LP and Plains All American Pipeline, L.P. (Velocity Midstream Partners, LLC) effective April 18, 2011.

Purchase and Sale Agreement between SWEPI LP and Gazelle Transportation Inc., effective March 6, 2012.

Intrastate Natural Gas Transportation Service Agreement between SWEPI LP and Houston Pipe Line Company LP effective December 1, 2010.

Camino Real Gas Gathering Agreement Dated April 7, 2011 (Kinder Morgan)

Camino Real Gas Gathering Agreement Dated April 7, 2011 (Kinder Morgan)

Eagle Ford Gathering LLC (“EFG”) Gas Services Agreement Dated January, 1, 2012

Plains Pipeline, L.P. Oil Gathering Agreement Dated May 2, 2012

Amended and Restated Facility Agreement Frio LaSalle Pipeline, LP effective April 1, 2012

Frio LaSalle Pipeline L.P. Gas Gathering Agreement dated February 1, 2012

Frio LaSalle Pipeline, LP Gas Gathering and Processing Agreement dated May 1, 2012

Frio LaSalle Pipeline, LP Natural Gas Purchase & Sales Contract (mo. to mo.)

Warrior Gas Company Gas Purchase Contract dated January 1, 2012

DCP Midstream, LP Gas Purchase Contract dated December 1, 2011

Regency Field Services LLC Gas Gathering Agreement Dated March 1, 2012

American Midstream L.P. Gas Gathering Agreement Dated August 25, 2014

TPL SouthTex Processing L.P. Firm Gas Gathering Agreement Dated October 2, 2015

TPL SouthTex Processing L.P. Firm Gas Processing Agreement (SOII) Dated October 2, 2015

TPL SouthTex Processing L.P. Firm Gas Processing Agreement (Raptor) Dated October 2, 2015

SCHEDULE 7.20

SWAP AGREEMENTS

Master Agreement dated as of June 8, 2012 between Shell Energy North America (US), L.P. and SEP Holdings III, LLC.

Master Agreement dated October 4, 2013 between BP Energy Company and Sanchez Energy Corporation.

Master Agreement dated as of August 21, 2013 between ING Capital Markets LLC and Sanchez Energy Corporation.

Master Agreement dated as of August 26, 2013 between Credit Suisse International and Sanchez Energy Corporation.

Master Agreement dated as of August 27, 2013 between Royal Bank of Canada and Sanchez Energy Corporation.

Master Agreement dated as of July 3, 2013 between Societe Generale and Sanchez Energy Corporation.

Master Agreement dated as of September 8, 2014 between Bank of Montreal and Sanchez Energy Corporation.

Master Agreement dated as of January 22, 2015 between Capital One, National Association and Sanchez Energy Corporation.

Master Agreement dated as of November 17, 2014 between Fifth Third Bank, an Ohio banking corporation and Sanchez Energy Corporation.

Master Agreement dated as of November 13, 2014 between MUFG Union Bank, NA and Sanchez Energy Corporation.

All other information as set forth in the certificate of a Financial Officer of Borrower most recently delivered pursuant to Section 8.01(d) of the Credit Agreement.

SCHEDULE 9.07

LEASES

1.                                      Corporate office lease between the Borrower and 1000 Main, LLC dated May 5, 2014, which lease commenced in the fourth quarter of 2014 and has an expiration date in March 2025 for the office premises located at 1000 Main Street, Suite 3000, Houston, Texas 77002, as amended, restated, supplemented or otherwise modified from time to time.

2.                                      Acreage lease agreement between SOG and The John G. and Maria Stella Kenedy Memorial Foundation dated December 7, 2012, to which the Borrower signed a participation agreement in January 2014, that commenced in the first quarter of 2014 and has an expiration date in February 2024 and one or more options to extend in increments of 10 years for a promotional ranch in Kenedy County, Texas, as amended, restated, supplemented or otherwise modified from time to time